QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 9, 2002

California Coastal Communities, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-17189 (Commission File Number)	02-0426634 (I.R.S. Employer Identification No.)
6 Executive Circle, Suite 250, Irvine, California (Address of principal executive offices)	92614 (Zip Code)

(949) 250-7700
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address,
if Changed Since Last Report)

Item 5. OTHER EVENTS

        On May 9, 2002, the Registrant issued a press release (a copy of which is filed herewith as Exhibit 99.1 and is incorporated herein by reference) announcing that the Orange County Planning Commission approved the Registrant's site plan for development of the upper bench portion of the Bolsa Chica Mesa. The press release also describes certain aspects of the Registrant's current expectations with respect to this residential real estate development project.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

        (c) Exhibits:

Exhibit No.	Description
99.1	Press Release, issued May 9, 2002.

2

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

California Coastal Communities, Inc.
Date: May 13, 2002	By:	/s/ RAYMOND J. PACINI Raymond J. Pacini Chief Executive Officer

3

QuickLinks

SIGNATURES